Exhibit 99.1

Peraso Regains Compliance with Nasdaq Minimum Bid Price Requirement

SAN JOSE, Calif., Sept. 22, 2025 – Peraso Inc. (NASDAQ: PRSO) (“Peraso” or the “Company”), a pioneer in mmWave wireless technology solutions, today announced that it has received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it has regained compliance with the Nasdaq Capital Market’s minimum bid price continued listing requirement. The letter noted that, as of September 18, 2025, the Company evidenced a closing bid price of its common stock in excess of the $1.00 minimum requirement for the last 10 consecutive trading days. Accordingly, the Company has regained compliance with Nasdaq Marketplace Rule 5550(a)(2) and Nasdaq considers the matter closed.

About Peraso Inc.

Peraso Inc. (NASDAQ: PRSO) is a pioneer in high-performance 60 GHz unlicensed and 5G mmWave wireless technology, offering chipsets, modules, software, and IP. Peraso supports a variety of applications, including fixed wireless access, military, immersive video, and factory automation. For additional information, please visit www.perasoinc.com.

Company Contact:

Jim Sullivan, CFO

Peraso Inc.

P: 408-418-7500

E: jsullivan@perasoinc.com

Investor Relations Contacts:

Shelton Group

Brett L. Perry

P: 214-272-0070

E: sheltonir@sheltongroup.com